EXHIBIT 10.1

GEO PETROLEUM, INC.
1998 CONSULTANTS' STOCK PLAN


WHEREAS, the Board of Directors of Geo Petroleum, Inc. (the "Corporation") has determined that it is in the interest of the Corporation that this corporation engage consultants for the performance of services which cannot be performed by the employees of the Corporation; and

WHEREAS, the Corporation deems it in its best interest to cause its consultants to accept payment for services, in part, in shares of the stock of the Corporation, as determined by the officers of the Corporation; and

WHEREAS, the Board of this Corporation desires to institutionalize the practice of offering stock on a limited basis in exchange for services by consultants;

NOW THEREFORE, PREMISES CONSIDERED the Board of Directors of the Corporation does hereby formulate and adopt the Geo Petroleum, Inc. 1998 Consultants' Stock Plan, as follows:

1.   Name of Plan. This plan may be referred to as the 1998  Consultants'  Stock
     Plan.

2.   Recommendation  of  Officers.  From  time to  time,  the  officers  of this
     Corporation   may  recommend  to  the  Board  of  Directors   that  certain
     consultants receive shares of the common stock of the Corporation in exchange for services, in addition to cash or other forms of remuneration.

3. Board Action. Based upon the recommendation of the officers of the Corporation the Board shall from time to time authorize the issuance of options to purchase shares of the common stock of this Corporation at prices which are not less than the reported bid price for the common stock in the market in which such stock is then traded, on the date of the issuance of the options. In addition, based upon such recommendations, the Board shall from time to time authorize the issuance of shares of the common stock in exchange for services rendered to the Corporation, at prices aforesaid.

4. Number of Shares Included. The officers of this Corporation shall not recommend to the Board the issuance of more than 1,000,000 shares of common stock or options to purchase that number of shares, pursuant to this plan. No shares shall be reserved by the Corporation for issuance until agreements for the issuance thereof to consultants have been executed by the Corporation.

5. Permit to be obtained. Promptly after the execution of an agreement with a consultant providing for the issuance of shares or common stock, the Corporation shall endeavor to obtain a permit from the Commissioner of Corporations authorizing such issuance or, if it determines that the issuance is exempt, shall file a notice thereof with the Commissioner.

6. Issuance. Issuance of shares shall be pursuant to a written agreement with the Consultant authorized by action of this Board.